Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 29, 2007
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2007 THIRD QUARTER EARNINGS

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $28.9 million, or $.54 per diluted share, during the third quarter of 2007 as compared to $113.9 million, or $2.00 per diluted share, during the comparable prior year quarter. For the nine months ended September 30, 2007, reported net income was $130.4 million, or $2.43 per diluted share, as compared to $225.3 million, or $3.89 per diluted share, during the comparable nine-month period in the prior year.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), our income from continuing operations and net income for the three and nine-month periods ended September 30, 2007 and 2006 include various items such as: (i) hurricane related expenses, net of recoveries, minority interests and income taxes; (ii) prior period effect of the recording or reserving of Texas Medicaid supplemental payments and cost reports settlements, net of income taxes; (iii) reserve for legal judgments, the write-down of the carrying-value of investment in a joint-venture and gain on sale of real property, net of income taxes; (iv) favorable income tax adjustments to reduce reserves due to the expiration of statute of limitations in various tax jurisdictions; (v) prior period effect of a favorable after-tax adjustment to reduce our professional and general liability self-insurance reserves based upon the results of a third-party actuarial analysis, and; (vi) a charge incurred during the third quarter of 2006 to record the aggregate present value of the future funding of a portion of a gift from our Chairman of the Board of Directors, Chief Executive Officer and President to The College of William & Mary (“W&M Funding”).

After adjusting for the items discussed above applicable to each period presented, as indicated on the attached Supplemental Schedules, our adjusted net income during the three-month period ended September 30, 2007 was $34.1 million, or $.64 per diluted share, as compared to $30.6 million, or $.54 per diluted share, during the third quarter of 2006. Our adjusted net income during the nine-month period ended September 30, 2007 was $124.7 million, or $2.32 per diluted share, as compared to $119.4 million, or $2.10 per diluted share, during the comparable prior year nine-month period.

Net revenues increased 13% to $1.18 billion during the third quarter of 2007 as compared to $1.04 billion during the third quarter of 2006. Net revenues increased 14% to $3.56 billion during the first nine months of 2007 as compared to $3.13 billion during the comparable nine-month period of 2006. Our consolidated operating margin, as calculated on the attached Supplemental Schedules (without adjusting for the various items mentioned above), was 11.1% and 12.2% during the three-month periods ended September 30, 2007 and 2006, respectively, and 13.2% and 13.4% during the nine-month periods ended September 30, 2007 and 2006, respectively.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 2.5% and patient days increased 2.9% during the third quarter of 2007 as compared to the third quarter of 2006. On a same facility basis, net revenues at our acute care facilities increased 7.6% during the third quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 3.0% during the third quarter of 2007 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods increased to 12.6% during the third quarter of 2007 as compared to 11.8% during the third quarter of 2006.

At our acute care hospitals, on a same facility basis, inpatient admissions increased 3.1% and patient days increased 3.3% during the nine months ended September 30, 2007 as compared to the comparable prior year period. Net revenues at these facilities increased 8.0% during the first nine months of 2007 as compared to the comparable prior year nine-month period. Net revenue per adjusted admission at these facilities increased 3.1% during the nine months ended September 30, 2007 over the comparable prior year nine-month period. The operating margin at our acute care hospitals owned during both periods increased to 13.7% during the first nine months of 2007 as compared to 13.5% during the comparable prior year nine-month period.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $149 million and $99 million during the three-month periods ended September 30, 2007 and 2006, respectively, and $418 million and $326 million during the nine-month periods ended September 30, 2007 and 2006, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 3.4% and patient days increased 4.7% during the third quarter of 2007 as compared to the third quarter of 2006. On a same facility basis, net revenues at our behavioral health facilities increased 7.9% during the third quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 5.1% during the third quarter of 2007 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods was 22.4% during the third quarter of 2007 as compared to 22.6% during the third quarter of 2006.

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 3.4% and patient days increased 4.7% during the nine months ended September 30, 2007 as compared to the comparable prior year period. On a same facility basis, net revenues at our behavioral health facilities increased 6.7% during the nine months ended September 30, 2007 as compared to the comparable prior year nine-month period. Net revenue per adjusted admission at these facilities increased 3.3% during the first nine months of 2007 over the comparable prior year nine-month period. The operating margin at our behavioral health facilities owned during both periods was 23.7% during each of the nine-month periods ended September 30, 2007 and 2006.

Other Matters:

Over the last several weeks, at our request, our legal representatives have met with representatives of the United States Attorney’s Office for the Southern District of Texas to discuss the status of the previously disclosed investigations of our South Texas Health System affiliates. Our representatives have been advised that the investigations remain active and ongoing and that the government is focused on payments to physicians and certain others that they believe may have been improper or illegal. We believe that the government is also focusing its investigation to determine whether the South Texas Health System affiliates and certain individuals illegally failed to fully comply with the original government subpoena. We are in the process of investigating these matters and are cooperating with the investigations and intend to respond to the matters raised with us. We are unable to evaluate the existence or extent of any potential financial exposure in connection with this matter at this time.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on October 30, 2007. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 30, 2007 and will continue through midnight on November 12, 2007. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 19454560. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information and Forward-Looking Statements and Risk Factors:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2006), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2007 and our Report on Form 10-K for the year ended December 31, 2006. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net revenues	$1,180,217	$1,043,457	$3,556,794	$3,125,419

Operating charges:
Salaries, wages and benefits	510,917	459,099	1,520,489	1,336,087
Other operating expenses	265,534	211,875	748,979	708,932
Supplies expense	162,342	146,944	506,946	400,271
Provision for doubtful accounts	110,451	97,901	312,583	260,090
Depreciation and amortization	46,548	40,961	135,417	120,360
Lease and rental expense	17,920	16,184	50,701	48,247
Hurricane related expenses, net	82	4,172	707	14,432
Hurricane insurance recoveries	—	(4,172)	—	(14,432)

	1,113,794	972,964	3,275,822	2,873,987

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	66,423	70,493	280,972	251,432

Interest expense, net	12,881	6,140	38,643	23,362
Hurricane insurance recoveries in excess of expenses	—	(130,328)	—	(167,359)
Minority interests in earnings of consolidated entities	9,784	14,948	32,651	37,617

Income before income taxes	43,758	179,733	209,678	357,812
Provision for income taxes	14,756	65,704	79,062	132,420

Income from continuing operations	29,002	114,029	130,616	225,392
Loss from discontinued operations, net of income tax benefit (a)	(148)	(84)	(183)	(104)

Net income	$28,854	$113,945	$130,433	$225,288

Basic earnings per share: (b)
From continuing operations	$0.54	$2.01	$2.44	$4.11
From discontinued operations	0.00	0.00	0.00	0.00

Total basic earnings per share	$0.54	$2.01	$2.44	$4.11

Diluted earnings per share: (b)
From continuing operations	$0.54	$2.00	$2.43	$3.89
From discontinued operations	0.00	0.00	0.00	0.00

Total diluted earnings per share	$0.54	$2.00	$2.43	$3.89

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
(a) Calculation of income from discontinued operations, net of income tax:

Loss from operations	$(240)	$(133)	$(296)	$(165)
Income tax benefit	92	49	113	61

Loss from discontinued operations, net of taxes	$(148)	$(84)	$(183)	$(104)

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$29,002	$114,029	$130,616	$225,392
Less: Dividends on unvested restricted stock, net of taxes	(18)	(20)	(62)	(63)

Income from continuing operations—basic	$28,984	$114,009	$130,554	$225,329
Loss from discontinued operations	(148)	(84)	(183)	(104)

Net income—basic	$28,836	$113,925	$130,371	$225,225

Weighted average number of common shares—basic	53,481	56,794	53,491	54,764

Basic earnings (loss) per share:
From continuing operations	$0.54	$2.01	$2.44	$4.11
From discontinued operations	0.00	0.00	0.00	0.00

Total basic earnings per share	$0.54	$2.01	$2.44	$4.11

Diluted:
Income from continuing operations	$29,002	$114,029	$130,616	$225,392
Less: Dividends on unvested restricted stock, net of taxes	(18)	(20)	(62)	(63)
Add: Debenture interest, net of taxes	—	—	—	4,902

Income from continuing operations—diluted	$28,984	$114,009	$130,554	$230,231
Loss from discontinued operations	(148)	(84)	(183)	(104)

Net income—diluted	$28,836	$113,925	$130,371	$230,127

Weighted average number of common shares	53,481	56,794	53,491	54,764
Add: Shares for conversion of convertible debentures	—	—	—	4,168
Other share equivalents	148	207	190	227

Weighted average number of common shares and equiv.—diluted	53,629	57,001	53,681	59,159

Diluted earnings per share:
From continuing operations	$0.54	$2.00	$2.43	$3.89
From discontinued operations	0.00	0.00	0.00	0.00

Total diluted earnings per share	$0.54	$2.00	$2.43	$3.89

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2007		Three months ended September 30, 2006
Net revenues	$1,180,217	100.0%	$1,043,457	100.0%

Operating charges:
Salaries, wages and benefits	510,917	43.3%	459,099	44.0%
Other operating expenses	265,534	22.5%	211,875	20.3%
Supplies expense	162,342	13.8%	146,944	14.1%
Provision for doubtful accounts	110,451	9.4%	97,901	9.4%

	1,049,244	88.9%	915,819	87.8%

Operating income/margin	130,973	11.1%	127,638	12.2%
Lease and rental expense	17,920		16,184
Minority interests in earnings of consolidated entities	9,784		14,948

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	103,269		96,506
Hurricane related expenses, net of insurance recoveries	82		(130,328)
Depreciation and amortization	46,548		40,961
Interest expense, net	12,881		6,140

Income before income taxes	43,758		179,733
Provision for income taxes	14,756		65,704

Income from continuing operations	29,002		114,029
Loss from discontinued operations, net of income taxes	(148)		(84)

Net income	$28,854		$113,945

	Three months ended September 30, 2007		Three months ended September 30, 2006
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$29,002	$0.54	$114,029	$2.00
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	50	—	(77,877)	(1.37)
Unfavorable (favorable) prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	3,399	0.07	(7,025)	(0.12)
Favorable tax reserve adjustment	(2,079)	(0.04)	(2,900)	(0.05)
Reserve for legal judgment, net of income taxes	2,292	0.04	—	—
Write-down of investment in joint-venture, net of income taxes	1,603	0.03	—	—
W&M Funding	—	—	4,466	0.08

Subtotal after-tax adjustments to income from continuing operations	5,265	0.10	(83,336)	(1.46)

Adjusted income from continuing operations	$34,267	$0.64	$30,693	$0.54

Calculation of Adjusted Net Income
Net income	$28,854	$0.54	$113,945	$2.00
After-tax adjustments to income from continuing operations, as indicated above	5,265	0.10	(83,336)	(1.46)

Adjusted net income	$34,119	$0.64	$30,609	$0.54

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2007		Nine months ended September 30, 2006
Net revenues	$3,556,794	100.0%	$3,125,419	100.0%

Operating charges:
Salaries, wages and benefits	1,520,489	42.7%	1,336,087	42.7%
Other operating expenses	748,979	21.1%	708,932	22.7%
Supplies expense	506,946	14.3%	400,271	12.8%
Provision for doubtful accounts	312,583	8.8%	260,090	8.3%

	3,088,997	86.8%	2,705,380	86.6%

Operating income/margin	467,797	13.2%	420,039	13.4%
Lease and rental expense	50,701		48,247
Minority interests in earnings of consolidated entities	32,651		37,617

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	384,445		334,175
Hurricane insurance recoveries in excess of expenses	707		(167,359)
Depreciation and amortization	135,417		120,360
Interest expense, net	38,643		23,362

Income before income taxes	209,678		357,812
Provision for income taxes	79,062		132,420

Income from continuing operations	130,616		225,392
Loss from discontinued operations, net of income taxes	(183)		(104)

Net income	$130,433		$225,288

	Nine months ended September 30, 2007		Nine months ended September 30, 2006
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$130,616	$2.43	$225,392	$3.89
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	436	—	(99,675)	(1.69)
Gain on sale of real property, net of income taxes	(1,356)	(0.02)	—	—
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	(10,045)	(0.19)	—	—
Unfavorable (favorable) prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	3,399	0.07	(7,818)	(0.13)
Favorable tax reserve adjustment	(2,079)	(0.04)	(2,900)	(0.05)
Reserve for legal judgment, net of income taxes	2,292	0.04	—	—
Write-down of investment in joint-venture, net of income taxes	1,603	0.03	—	—
W&M Funding	—	—	4,466	0.08

Subtotal after-tax adjustments to income from continuing operations	(5,750)	(0.11)	(105,927)	(1.79)

Adjusted income from continuing operations	$124,866	$2.32	$119,465	$2.10

Calculation of Adjusted Net Income
Net income	$130,433	$2.43	$225,288	$3.89
After-tax adjustments to income from continuing operations, as indicated above	(5,750)	(0.11)	(105,927)	(1.79)

Adjusted net income	$124,683	$2.32	$119,361	$2.10

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
Assets:
Cash and cash equivalents	$13,574	$14,939
Accounts receivable, net	631,527	595,009
Other current assets	161,779	118,558
Property, plant and equipment, net	1,894,507	1,685,085
Other assets	895,217	863,451

Total Assets	$3,596,604	$3,277,042

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,329	$1,938
Other current liabilities	552,258	500,513
Other noncurrent liabilities	353,328	340,815
Long-term debt	900,628	821,363
Deferred income taxes	48,810	35,888
Minority interest	203,412	174,061
Stockholders’ equity	1,534,839	1,402,464

Total Liabilities and Stockholders’ Equity	$3,596,604	$3,277,042

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2007	2006
Cash Flows from Operating Activities:
Net income	$130,433	$225,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	135,417	120,360
Accretion of discount on convertible debentures	—	6,364
Gain on sale of assets and businesses	(2,200)	—
Hurricane insurance recoveries	—	(137,862)
Hurricane related expenses	—	4,894
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(17,359)	(85,132)
Accrued interest	9,055	7,519
Accrued and deferred income taxes	(6,374)	36,745
Other working capital accounts	47,558	8,157
Other assets and deferred charges	37	6,943
Other	4,923	11,413
Minority interest in earnings of consolidated entities, net of distributions	9,041	15,223
Accrued insurance expense, net of commercial premiums paid	45,275	61,378
Payments made in settlement of self-insurance claims	(33,025)	(31,270)

Net cash provided by operating activities	322,781	250,020

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(263,366)	(233,008)
Proceeds received from sale of assets	5,268	—
Acquisition of assets and businesses	(103,159)	(45,654)
Hurricane insurance recoveries received	—	144,571
Purchase of minority ownership interest in majority owned business	(14,762)	—

Net cash used in investing activities	(376,019)	(134,091)

Cash Flows from Financing Activities:
Additional borrowings	170,000	248,645
Reduction of long-term debt	(103,846)	(141,804)
Repurchase of common shares	(14,386)	(220,343)
Dividends paid	(12,917)	(13,090)
Issuance of common stock	1,041	4,205
Financing costs	(148)	(2,020)
Net cash received for termination of derivatives	—	3,393
Capital contributions from minority member	12,129	11,939

Net cash provided by (used in) financing activities	51,873	(109,075)

(Decrease) Increase in cash and cash equivalents	(1,365)	6,854
Cash and cash equivalents, beginning of period	14,939	7,963

Cash and cash equivalents, end of period	$13,574	$14,817

Supplemental Disclosures of Cash Flow Information:
Interest paid	$35,991	$18,073

Income taxes paid, net of refunds	$83,894	$95,412

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 9/30/2007	% Change 9 months ended 9/30/2007
Acute Care Hospitals
Revenues	7.6%	8.0%
Adjusted Admissions	4.5%	4.8%
Adjusted Patient Days	4.9%	5.0%
Revenue Per Adjusted Admission	3.0%	3.1%
Revenue Per Adjusted Patient Day	2.6%	2.9%

Behavioral Health Hospitals
Revenues	7.9%	6.7%
Adjusted Admissions	2.8%	3.3%
Adjusted Patient Days	4.1%	4.6%
Revenue Per Adjusted Admission	5.1%	3.3%
Revenue Per Adjusted Patient Day	3.7%	2.0%

UHS Consolidated

	Third Quarter Ended		Nine months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Revenues	$1,180,217	$1,043,457	$3,556,794	$3,125,419
EBITDA (1)	103,269	96,506	384,445	334,175
EBITDA Margin (1)	8.8%	9.2%	10.8%	10.7%

Cash Flow From Operations	163,805	60,948	322,781	250,020
Days Sales Outstanding	49	52	48	51
Capital Expenditures	78,779	80,335	263,366	233,008

Debt			903,957	453,126
Shareholders Equity			1,534,839	1,496,445
Debt / Total Capitalization			37.1%	23.2%
Debt / EBITDA (2)			1.84	0.58
Debt / Cash From Operations (2)			3.74	0.67

Acute Care EBITDAR Margin (3) (4)	11.4%	13.0%	13.7%	14.0%
Behavioral Health EBITDAR Margin (3) (4)	21.4%	22.5%	23.0%	23.6%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/07	09/30/06	% change	09/30/07	09/30/06	% change
Hospitals owned and leased	22	21	4.8%	85	81	4.9%
Average licensed beds	5,417	5,139	5.4%	7,485	6,640	12.7%
Patient days	290,968	268,537	8.4%	506,466	467,860	8.3%
Average daily census	3,162.7	2,918.9	8.4%	5,505.1	5,085.4	8.3%
Occupancy-licensed beds	58.4%	56.8%	2.8%	73.5%	76.6%	-4.0%
Admissions	64,817	60,656	6.9%	30,156	28,100	7.3%
Length of stay	4.5	4.4	1.4%	16.8	16.6	0.9%

Inpatient revenue	$2,095,327	$1,813,162	15.6%	$452,223	$416,515	8.6%
Outpatient revenue	900,787	717,752	25.5%	54,470	47,809	13.9%
Total patient revenue	2,996,114	2,530,914	18.4%	506,693	464,324	9.1%
Other revenue	15,807	11,014	43.5%	7,476	7,546	-0.9%
Gross hospital revenue	3,011,921	2,541,928	18.5%	514,169	471,870	9.0%

Total deductions	2,148,715	1,764,266	21.8%	229,156	217,700	5.3%

Net hospital revenue	$863,206	$777,662	11.0%	$285,013	$254,170	12.1%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	09/30/07	09/30/06	% change	09/30/07	09/30/06	% change
Hospitals owned and leased	21	21	0.0%	78	78	0.0%
Average licensed beds	5,183	5,139	0.9%	7,000	6,588	6.3%
Patient days	276,423	268,557	2.9%	484,996	463,312	4.7%
Average daily census	3,004.6	2,919.1	2.9%	5,271.7	5,036.0	4.7%
Occupancy-licensed beds	58.0%	56.8%	2.1%	75.3%	76.4%	-1.5%
Admissions	62,193	60,656	2.5%	28,830	27,894	3.4%
Length of stay	4.4	4.4	0.4%	16.8	16.6	1.3%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Cottonwood, Dover Behavioral, Foundations Behavioral, Highlands Behavioral, Lincoln Trail, Shenandoah Valley and Spring Mountain Sahara are excluded in both current and prior years. Cedar Ridge RTC is included in both current and prior years from July 1st through year to date. Academy at Canyon Creek and Casa de Lago are included in both current and prior years from August 1st through year to date. Cedar Ridge Hospital is included in both current and prior years from September 1st through year to date. Tennessee Valley, Tuscaloosa Juvenile Detention Center and Triple L Group homes are excluded in current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/07	09/30/06	% change	09/30/07	09/30/06	% change
Hospitals owned and leased	22	21	4.8%	85	81	4.9%
Average licensed beds	5,417	5,047	7.3%	7,269	6,492	12.0%
Patient days	886,844	819,711	8.2%	1,489,301	1,386,299	7.4%
Average daily census	3,248.5	3,002.6	8.2%	5,455.3	5,078.0	7.4%
Occupancy-licensed beds	60.0%	59.5%	0.8%	75.0%	78.2%	-4.1%
Admissions	197,722	184,374	7.2%	89,182	84,100	6.0%
Length of stay	4.5	4.4	0.9%	16.7	16.5	1.3%

Inpatient revenue	$6,458,535	$5,607,700	15.2%	$1,339,098	$1,244,739	7.6%
Outpatient revenue	2,666,277	2,147,156	24.2%	173,558	154,605	12.3%
Total patient revenue	9,124,812	7,754,856	17.7%	1,512,656	1,399,344	8.1%
Other revenue	45,368	38,690	17.3%	21,938	24,092	-8.9%
Gross hospital revenue	9,170,180	7,793,546	17.7%	1,534,594	1,423,436	7.8%

Total deductions	6,560,437	5,469,986	19.9%	687,016	656,020	4.7%

Net hospital revenue	$2,609,743	$2,323,560	12.3%	$847,578	$767,416	10.4%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	09/30/07	09/30/06	% change	09/30/07	09/30/06	% change
Hospitals owned and leased	21	21	0.0%	78	78	0.0%
Average licensed beds	5,183	5,047	2.7%	6,818	6,424	6.1%
Patient days	846,710	819,710	3.3%	1,434,670	1,370,870	4.7%
Average daily census	3,101.5	3,002.6	3.3%	5,255.2	5,021.5	4.7%
Occupancy-licensed beds	59.8%	59.5%	0.6%	77.1%	78.2%	-1.4%
Admissions	190,147	184,374	3.1%	86,030	83,207	3.4%
Length of stay	4.5	4.4	0.2%	16.7	16.5	1.2%

(1)	Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Cottonwood, Dover Behavioral, Foundations Behavioral, Highlands Behavioral, Lincoln Trail, Shenandoah Valley and Spring Mountain Sahara are excluded in both current and prior years. Cedar Ridge RTC is included in both current and prior years from July 1st through year to date. Academy at Canyon Creek and Casa de Lago are included in both current and prior years from August 1st through year to date. Cedar Ridge Hospital is included in both current and prior years from September 1st through year to date. Tennessee Valley, Tuscaloosa Juvenile Detention Center and Triple L Group homes are excluded in current and prior years.